As filed with the Securities and Exchange Commission on October 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2018505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

901 S. Central Expressway Richardson, Texas	75080
(Address of Principal Executive Offices)	(Zip Code)

Fossil Group, Inc. 2024 Long-Term Incentive Plan

(Full title of the plans)

Randy S. Hyne

Chief Legal Officer and Corporate Secretary

Fossil Group, Inc.

901 S. Central Expressway

Richardson, TX 75080

(Name and address of agent for service)

(972) 234-2525

(Telephone number, including area code, of agent for service)

with copies of communications to:

Garrett A. DeVries

Akin Gump Strauss Hauer & Feld LLP

2300 N. Field Street, Suite 1800

Dallas, Texas 75201

(214) 969-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Fossil Group, Inc., a Delaware corporation (“Fossil Group” or the “Registrant”), for the purpose of registering an additional 7,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance pursuant to the Fossil Group, Inc. 2024 Long-Term Incentive Plan, as amended (the “Plan”), as of October 2, 2026 the effective date of the first amendment of the Plan (the “First Amendment”). The First Amendment was adopted by the board of directors of Fossil Group on May 6, 2026, subject to stockholder approval, which approval was obtained at Fossil Group’s 2026 Annual Meeting of Stockholders on the Effective Date.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the Registrant’s prior registration statement on Form S-8 (the “Prior Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 12, 2024 (File No. 333-280773), with the exception of Item 8 of Part II of such Prior Registration Statement, which is amended and restated in its entirety herein. The shares of Common Stock registered hereunder are securities of the same class and relate to the same plan as those shares registered on the Prior Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Third Amended and Restated Certificate of Incorporation of Fossil Group, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Report on Form 8-K, filed May 25, 2010).

4.2	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Fossil Group, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Report on Form 8-K filed on May 28, 2013).

4.3	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Fossil Group, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Report on Form 8-K/A filed on June 28, 2023).

4.4	Sixth Amended and Restated Bylaws of Fossil Group, Inc. (incorporated by reference to Exhibit 3.4 of the Company’s Quarterly Report on Form 10-Q filed on November 9, 2023).

4.5	Fossil Group, Inc. 2024 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on May 10, 2024).

5.1*	Legal Opinion of Randy S. Hyne, filed herewith.

23.1*	Consent of Deloitte & Touche LLP, filed herewith.

23.2*	Consent of Randy S. Hyne (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page to this Registration Statement).

99.1*	First Amendment to the Fossil Group, Inc. 2024 Long-Term Incentive Plan.

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of October 13, 2026.

FOSSIL GROUP, INC.

By:	/s/ FRANCO FOGLIATO
Franco Fogliato
Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Fossil Group, Inc., a Delaware corporation, do hereby constitute and appoint Franco Fogliato and Randy S. Hyne, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part or in connection with this registration statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ FRANCO FOGLIATO Franco Fogliato	Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2026

/s/ RANDY GREBEN Randy Greben	Chief Financial Officer (Principal Financial and Accounting Officer)	October 13, 2026

/s/ SUSIE COULTER Susie Coulter	Director	October 13, 2026

/s/ SEBASTIAN J. DIGRANDE Sebastian J. DiGrande	Director	October 13, 2026

/s/ PAMELA J. EDWARDS Pamela J. Edwards	Director	October 13, 2026

/s/ CHANDHU NAIR Chandhu Nair	Director	October 13, 2026

/s/ MARC REY Marc Rey	Director	October 13, 2026

/s/ WENDY L. SCHOPPERT Wendy L. Schoppert	Director	October 13, 2026

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